For period ending April 30, 2000
			Exhibit No. 77 I

File number 811-8767



During the period covered by this report, the Registrant established two new series of shares representing interests in LIR Cash Reserves Fund and LIR Liquid Assets Fund. The description of these classes contained in the Registrant's Post-Effective Amendment No. 7 to its Registration Statement on
Form N-1A filed with the SEC on April 28, 2000, is hereby incorporated by reference in response to this sub-item. (Accession Number: 0000950117-00-001071; SEC File No. 333-
52965).

For period ending April 30, 2000
			Exhibit No. 77
Q1-A and D

File number 811-8767




The Registrant established two new series during the period covered by this report: LIR Cash Reserves Fund and LIR Liquid
Assets Fund. An amendment to the Trust Instrument relating to these series is hereby incorporated by reference to Exhibit 1(b) to Post-Effective Amendment No. 3 to the Registration Statement filed with the SEC on September 1, 1999. (Accession Number
000950117-99-001874; Sec File No. 333-52965).



			Exhibit No.77
Q1-E


The Registrant established two new series during the period covered by this report: LIR Cash Reserves Fund and LIR Liquid Assets Fund. The forms of Investment Advisory and
Administration Contracts for these series are hereby incorporated by reference to Exhibits 4(c) and 4(d) to Post-Effective Amendment No. 5 to the Registration Statement filed with the SEC on October 27, 1999 (Accession Number: 0000898432-99-001015; SEC File No. 333-52965).